Exhibit 99.1

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET

	Unaudited at September 30, 2015
	As Reported	Pro Forma Adjustments	Pro Forma
	(millions)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1.8	2.2	$4.0
Restricted cash	0.2	(0.2)	—
Accounts receivable and other, net	0.6		0.6
Inventory	0.4	(0.4)	—
Other current assets	0.5		0.5

Total current assets	3.5		5.1

PROPERTY AND EQUIPMENT
Equipment and office fixtures	24.3	(1.8)	22.5
Building and land and other	0.2		0.2
Building and land held for sale	3.6	(3.6)	—
Accumulated depreciation	(22.8)	3.2	(19.6)

Total property and equipment	5.3		3.1

NON-CURRENT ASSETS
Accounts receivable	6.3	(6.3)	—
Inventory	4.5	(4.5)	—
Other non-current assets	1.0	(0.4)	0.6

Total non-current assets	11.8		0.6

Total assets	$20.6	$(11.8)	$8.8

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2.4		$2.4
Accrued expenses and other	3.7		3.7
Deferred income	0.4		0.4
Derivative liabilities	2.5		2.5
Mortgage and loans payable	30.8	(16.0)	14.8

Total current liabilities	39.8		23.8

LONG-TERM LIABILITIES
Mortgage and loans payable	4.4	1.5	5.9
Deferred income and revenue participation rights	4.6		4.6

Total long-term liabilities	9.0		10.5

Total liabilities	48.8		34.3

STOCKHOLDERS’ EQUITY/(DEFICIT)
Preferred stock - $.0001 par value; 9,567,600 shares authorized; none outstanding	—		—
Preferred stock series D convertible - $.0001 par value; 242,400 shares authorized; 0 and 32,400 issued and outstanding, respectively	—		—
Common stock – $.0001 par value; 150,000,000 shares authorized; 89,796,469 and 85,582,502 issued and outstanding	0.0		0.0
Additional paid-in capital	203.0	3.0	206.0
Accumulated deficit	(222.8)	(0.3)	(223.1)

Total stockholders’ equity/(deficit) before non-controlling interest	(19.8)		(17.1)
Non-controlling interest	(8.4)		(8.4)

Total stockholders’ equity/(deficit)	(28.2)		(25.5)

Total liabilities and stockholders’ equity/(deficit)	$20.6	(11.8)	$8.8

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

On December 10, 2015, the Board of Directors of Odyssey Marine Exploration, Inc. (the “Company”) approved the sale and transfer of certain assets in exchange for the settlement of certain debt and the payment of some cash.

The above Unaudited Pro Forma Condensed Consolidated Balance Sheet has been derived by the application of adjustments to the Company’s most recent historical consolidated financial statements for the period ended September 30, 2015. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015 is presented as if the sale and transfer of certain assets had occurred on September 30, 2015.

The Unaudited Pro Forma Condensed Balance Sheet is being provided for informational purposes only and is not necessarily indicative of the financial position that would have resulted if this transaction had actually occurred on the dates indicated and are not intended to project the Company’s financial position for any future period. The unaudited adjustments are based on estimates, available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015.

At this time, we believe that this sale and transfer of certain assets does not represent a sale of a business segment or discontinued operations and as such no Unaudited Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 2015 is deemed necessary. The assets being sold and transferred did not generate any material costs or revenues in 2015. For the purposes of this pro forma, we have treated the purchaser as a related party. In accordance with Generally Accepted Accounting Principles, gains realized from transactions with related parties are deemed recapitalization transactions and accordingly, the gain is to be recorded to additional paid in capital. Management is still reviewing the underlying details of this transaction to determine the proper accounting treatment.